UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

AmeriGas Partners, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13692	23-2787918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 337-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2019, the Board of Directors of AmeriGas Propane, Inc. (the “General Partner”), the general partner of AmeriGas Partners, L.P. (“AmeriGas Partners"), appointed Ann P. Kelly, age 48, to serve as Vice President – Finance and Chief Financial Officer of the General Partner, effective February 11, 2019.  Ms. Kelly will succeed Ted J. Jastrzebski, who, as previously announced, has been serving as the General Partner’s principal financial officer on an interim basis following Hugh J. Gallagher’s appointment as the General Partner’s President and Chief Executive Officer in September 2018.  Mr. Jastrzebski will continue to serve as the Chief Financial Officer of UGI Corporation, the General Partner’s parent.  Ms. Kelly will be succeeded by Laurie A. Bergman, who will serve as the Vice President, Chief Accounting Officer and Corporate Controller of UGI Corporation, effective February 11, 2019.

In December 2014, Ms. Kelly joined UGI Utilities, Inc. (“Utilities”), a wholly-owned subsidiary of UGI Corporation, as its Controller and Principal Accounting Officer, and served as UGI Corporation’s Assistant Treasurer from May 2016 until she was appointed as UGI Corporation’s Vice President, Chief Accounting Officer and Corporate Controller in March 2018.  Prior to joining Utilities, Ms. Kelly held the position of Chief Financial Officer of JGM, Inc. (a structural steel fabrication company). She previously held roles of increasing responsibility in finance and accounting at Preferred Sands (a provider of sand-based proppant solutions to the oil and gas industry), Exelon Generation, PECO Energy Company, Radnor Holdings Corporation (a former manufacturer and distributor of disposable foodservice products), PricewaterhouseCoopers LLP and Dean Witter Reynolds (a former stock brokerage and securities firm).

The General Partner has agreed to pay Ms. Kelly an annual base salary of $325,000.  In addition, Ms. Kelly will participate in the General Partner’s annual bonus plan.  Her target annual bonus plan opportunity, as a percentage of annual base salary, will be 50%, prorated based on her promotion date.  Ms. Kelly will also participate in the General Partner’s long-term compensation plan, the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P. (the "2010 Plan"), and she will continue to participate in UGI Corporation’s long-term compensation plan, the UGI Corporation 2013 Omnibus Incentive Compensation Plan.  The General Partner’s Compensation/Pension Committee approved a long-term equity award for Ms. Kelly with a total value of $278,000.  A portion of the award will consist of UGI Corporation stock options, to be approved by the UGI Corporation Compensation and Management Development Committee, and a portion of the award will consist of AmeriGas Partners, LP. performance units, to be approved by the General Partner’s Compensation/Pension Committee, with distribution equivalents that may be earned at the end of the 2019-2021 measurement period.  Each performance unit represents the right of the recipient to receive a Common Unit and cash equal to distributions paid during the performance period if specified performance goals and other conditions are met.

Ms. Kelly will participate in the General Partner’s benefit plans, including the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan for New Employees (the "SERP") and the AmeriGas Propane, Inc. Senior Executive Employee Severance Plan (the "Severance Plan").  Additionally, pursuant to a change in control agreement, UGI Corporation will provide Ms. Kelly with cash benefits ("Benefits") if UGI Corporation terminates her employment without cause or if she terminates employment for good reason at any time within two years following a change in control of UGI Corporation. If the events trigger a payment following a change in control, the Benefits payable to Ms. Kelly will be as specified under her change in control agreement unless payments under the Severance Plan would be greater, in which case Benefits would be provided under the Severance Plan. Benefits under this arrangement will be equal to two times her base salary plus annual bonus. Ms. Kelly will also receive the cash equivalent of her target bonus, prorated for the number of months served in the fiscal year.  In addition, Ms. Kelly will receive a cash payment based on the cost she would have incurred to continue medical and dental coverage under the General Partner’s plans for two years (less the amount Ms. Kelly would be required to contribute for such coverage if she were an active employee).  The impact of a change in control on outstanding performance units, distribution equivalents, and unvested stock options will be as set forth in the applicable plan and/or grant letter.  In the event of the termination of Ms. Kelly’s employment following a change in control, she would also receive benefits under the SERP calculated as if she had continued in employment for two years.  Descriptions of UGI Corporation’s change in control agreements and the General Partner’s SERP and Severance Plan are included in Item 11, Executive Compensation, of the AmeriGas Partners Annual Report on Form 10-K.

In order to receive benefits under the Severance Plan or her change in control agreement, Ms. Kelly is required to execute a release that discharges the General Partner or UGI Corporation, respectively, and each of its subsidiaries from liability for any claims she may have against any of them, other than claims for amounts or benefits due her under any plan, program or contract provided by or entered into with the General Partner or UGI Corporation, respectively, and each of its subsidiaries. The Severance Plan also requires Ms. Kelly to ratify any post-employment activities agreement in effect and to cooperate in attending to matters pending at the time of termination of employment.

In addition to the benefits set forth above, company paid life and disability insurance are generally available to all employees. Ms. Kelly is also eligible for certain executive perquisites, including participation in the executive health maintenance program.

A copy of UGI Corporation’s and the General Partner’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Description of oral employment at-will arrangement between AmeriGas Propane, Inc. and Ms. Ann P. Kelly.
99.1	Press Release of UGI Corporation and AmeriGas Propane, Inc. dated January 22, 2019.

Exhibit Index

Exhibit Number	Description
10.1	Description of oral employment at-will arrangement between AmeriGas Propane, Inc. and Ms. Ann P. Kelly.
99.1	Press Release of UGI Corporation and AmeriGas Propane, Inc. dated January 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriGas Partners, L.P.

Date: January 22, 2019	By:	/s/ Monica M. Gaudiosi
Monica M. Gaudiosi
Vice President, General Counsel and Secretary of AmeriGas Propane, Inc., the General Partner of AmeriGas Partners, L.P.